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                                                                    EXHIBIT 99.2

                                                                    News Release

FOR IMMEDIATE RELEASE

Contact:    John Swenson
            Asyst Technologies, Inc.
            510/661-5000

                 WILLIAM SIMON TO JOIN ASYST BOARD OF DIRECTORS

FREMONT, Calif., Jan. 12, 2005 - Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today announced that it has appointed William Simon to its board of directors. His appointment fills the vacancy left by retiring director P. Jackson Bell. The board appointed Mr. Simon to its audit committee and has determined that he meets the requirements to serve as its audit committee financial expert.

      Simon, age 66, is a retired national managing partner of the accounting firm KPMG LLP. Prior to his retirement from KPMG in 1999, he was the national managing partner of the firm's manufacturing, retailing and distribution practice. His previous responsibilities at KPMG included area managing partner of the pacific southwest region, partner in charge of the management consulting practice, and partner in charge of the firm's audit practice. After retiring from KPMG, Mr. Simon served for three years as executive vice president, international consulting, for BearingPoint, Inc. (formerly KPMG consulting), where he was responsible for all international operations in Asia Pacific, Europe, Latin America, the Middle East, and Africa. From 2001 to 2004, Mr. Simon was a member of the board of directors of Duane Reade, Inc., a $1.4 billion NYSE-listed company, where he served as chair of its audit committee and was designated as its audit committee financial expert.

      "We are delighted that Bill Simon is joining our board and audit committee, where we can benefit from his more than 40 years of experience in audit and consulting for large, multinational companies," said Stephen Schwartz, CEO, president and chairman of Asyst. "We are grateful to Jack Bell for his significant contributions and dedicated service to the company during nearly five years as a member of the board and the audit committee."

      Mr. Simon currently does not serve on any other corporate board. He serves on the board of advisors for the school of accounting at the University of Southern California and the board of governors for the Performing Arts Center of Los Angeles. He is a lifetime member of the national commission of the Anti-Defamation League of B'nai B'rith.

ABOUT ASYST

Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investments in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: anticipated service and contributions from members of the board and related committees, and other factors more fully detailed in the company's annual report on Form 10-K for the year ended March 27, 2004, and quarterly reports on Forms 10-Q and 10-Q/A filed with the Securities and Exchange Commission.

"Asyst" is a registered trademark of Asyst Technologies, Inc. All Rights
Reserved.